As filed with the Securities and Exchange Commission on March 30, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nomad Foods Limited

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 5 New Square

Bedfont Lakes Business Park

Feltham, Middlesex TW14 8HA

+(44) 208 918 3200

(Address and telephone number of registrant’s principal executive offices)

Mariposa Capital, LLC

500 South Pointe Drive

Suite 240

Miami Beach, FL 33139

Tel: (786) 482-6320

(Name, address, and telephone number of agent for service)

Copies to:

Flora R. Perez, Esq.

Brian J. Gavsie, Esq.

Greenberg Traurig, P.A.

401 East Las Olas Boulevard, Suite 2000

Fort Lauderdale, FL 33301

Tel: (954) 765-0500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement is being filed to convert our resale registration statements (for which an aggregate of 107,600,664 ordinary shares and 1,500,000 preferred shares remain available for resale thereunder) on Form F-1 (File Nos. 333-208181and 333-209572), initially declared effective by the SEC on December 31, 2015 and on February 26, 2016, respectively (and amended and supplemented from time to time) (the “Registration Statements”), into a registration statement on Form F-3. All filing fees payable in connection with the registration of the aforementioned securities were previously paid in connection with the filing of the Registration Statements. Pursuant to SEC Rule 429, this registration statement and the combined prospectus contained herein will also act, upon effectiveness, as a post-effective amendment to the Registration Statements. The registration of the Shares (as defined herein) should not be construed as reflecting the present intention by any selling shareholder to sell any Shares.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March 30, 2017

PROSPECTUS

107,600,664 Ordinary Shares

1,500,000 Preferred Shares

This prospectus relates to the resale of up to 107,600,664 of our ordinary shares (“Ordinary Shares”) and 1,500,000 of our preferred shares (“Founder Preferred Shares” and together with the Ordinary Shares, the “Shares”), which may be offered for sale from time to time by the selling shareholders named in this prospectus, of which:

•	102,480,154 Ordinary Shares were issued by us to certain of the selling shareholders in public and private offerings and in connection with our acquisition of Iglo Foods Holdings Limited (the “Iglo Acquisition”) and Findus Sverige AB (the “Findus Acquisition”);

•	3,620,510 Ordinary Shares were issued by us to certain of the selling shareholders on January 12, 2016 in settlement of the annual dividend amount payable to our founder entities pursuant to the terms of the Founder Preferred Shares;

•	1,500,000 Ordinary Shares are issuable by us upon conversion of the Founder Preferred Shares by our founder entities pursuant to the terms of the Founder Preferred Shares; and

•	1,500,000 Founder Preferred Shares were issued by us to certain of the selling shareholders in connection with our initial public offering.

The selling shareholders may from time to time sell, transfer or otherwise dispose of any or all of their Shares in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 13 of this prospectus for more information.

Our Ordinary Shares are currently traded on the New York Stock Exchange (the “NYSE”) under the symbol “NOMD”. On March 28, 2017, the closing price for our Ordinary Shares on the NYSE was $11.24 per ordinary share. There is no public market for our Founder Preferred Shares and the Founder Preferred Shares will not be listed for trading on any exchange.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.

Investing in our securities involves risks. See “Risk Factors” beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated            , 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling shareholders may from time to time sell up to 107,600,664 Ordinary Shares and 1,500,000 Founder Preferred Shares in one or more offerings. This prospectus provides you with a general description of the securities that our selling shareholders may offer. Specific information about the offering may also be included in a prospectus supplement, which may update or change information included in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. Neither we, nor the selling shareholders, have authorized any other person to provide you with different or additional information. Neither we, nor the selling shareholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The selling shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the selling shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the Shares offered under this prospectus. For the purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus does not contain all of the information included in the registration statement we filed. For further information regarding us and the Shares offered in this prospectus, you may desire to review the full registration statement, including the exhibits. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-202-551-8090. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports with the SEC, including annual reports on Form 20-F. We also furnish to the SEC under cover of Form 6-K material information required to be made public in the British Virgin Islands, filed with and made public by any stock exchange or automated quotation system or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2016 filed with the SEC on March 30, 2017;

•	the consolidated carve out financial statements of Findus Sverige AB as of and for the years ended September 30, 2015, September 30, 2014 and September 30, 2013 contained in Registration Statement on Form F-1 (333-209572);

•	the description of our Shares contained in the Registration Statements under the heading “Description of Share Capital” and as incorporated into our registration statement on Form 8-A12B filed with the SEC on December 28, 2015; and

•	with respect to each offering of the Shares under this prospectus, (i) all subsequent annual reports on Form 20-F, Form 40-F, or Form 10-K, (ii) all subsequent filings on Forms 10-Q and 8-K filed and (iii) any report on Form 6-K that so indicates it is being incorporated by reference into this registration statement, in each case, that we file with the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Our Annual Report on Form 20-F for the fiscal year ended December 31, 2016 filed on March 30, 2017 contains a description of our business and audited consolidated financial statements with a report by our independent registered public accounting firm. These financial statements are prepared in accordance with IFRS.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Nomad Foods Limited

No. 5 New Square

Bedfont Lakes Business Park

Feltham, Middlesex TW14 8HA

Attn: General Counsel

+(44) 208 918 3200

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PROSPECTUS SUMMARY

Nomad Foods Limited

We are the leading branded frozen food producer in Western Europe in terms of net sales value. We have leading market share in the fish, vegetables, meals and poultry industry market segments in our key markets (the United Kingdom, Italy, Germany, Sweden, France and Norway) and in several other markets across Europe, including Austria, Belgium, Spain, The Netherlands, Finland, Greece, Hungary, Ireland, Portugal, Switzerland and Denmark. Furthermore, this results in us holding the number one market share by retail value in Western Europe for those market segments.

Our brands are household names with long histories and local heritage in their respective markets. We have an efficient and centralized supply chain which is closely aligned with our geographic footprint, allowing us to optimize our supply arrangements and reduce distribution costs. We operate ten manufacturing plants, one in the United Kingdom, two in Germany, two in Norway, two in Sweden, one in Italy, one in France and one in Spain. We manufacture most of our products but outsource certain manufacturing processes, such as the processing of certain vegetables as well as most complete meal products. In addition, our distribution function is largely outsourced.

Our Birds Eye brand is marketed in the United Kingdom and Ireland, Findus is marketed in Italy, France, Spain and Scandinavia and Iglo is marketed in Germany and other continental European countries. Under these brands we manufacture and market frozen food products such as fish, vegetables, poultry and ready meals. Pursuant to our focus on our core “Must Win Battles”, we will advertise these brands, leveraging our local iconic brand assets.

Our principal executive offices are located at No. 5 New Square, Bedfont Lakes Business Park, Feltham, Middlesex TW14 8HA. Our telephone number is +(44) 208 918 3200.

RISK FACTORS

Any investment in the Shares is speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our reports on Form 6-K, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents incorporated or deemed to be incorporated by reference herein may constitute forward-looking statements that do not directly or exclusively relate to historical facts. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements included in this annual report include statements regarding:

•	our intent to profitably grow our business through our strategic initiatives;

•	our intent to seek additional acquisition opportunities in food products and our expectation regarding competition for acquisitions;

•	our beliefs regarding our competitive strengths and ability to successfully compete in the markets in which we participate;

•	our expectations concerning consumer demand for our products, our future growth opportunities, market share and sales channels;

•	our future operating and financial performance;

•	the anticipated benefits of the Iglo Acquisition and Findus Acquisition;

•	our intent to settle any Founder Preferred Shares Annual Dividend Amount with equity;

•	our belief that we have sufficient spare capacity to accommodate future growth in our main product categories and to accommodate the seasonal nature of some of our products;

•	our intent to rely on some of the available foreign private issuer exemptions to the New York Stock Exchange (the “NYSE”) corporate governance rules;

•	the accuracy of our estimates and key judgments regarding certain tax matters and accounting valuations; and

•	our belief regarding our ability to comply with environmental, health and other applicable regulatory matters.

The forward-looking statements contained in this prospectus and the documents incorporated or deemed to be incorporated by reference herein are based on assumptions that we have made in light of our management’s experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in these forward-looking statements. These factors include but are not limited to:

•	the anticipated benefits from the Iglo Acquisition and Findus Acquisition may take longer to realize and may cost more to achieve than expected;

•	the loss of any of our executive officers or members of our senior management team or other key employees;

•	the loss of any of our major customers or a decrease in demand for our products;

•	our ability to effectively compete in our markets;

•	changes in consumer preferences and our failure to anticipate and respond to such changes or to successfully develop and renovate products;

•	our ability to protect our brand names and trademarks;

•	economic conditions that may affect our future performance including exchange rate fluctuations;

•	fluctuations in the availability of food ingredients and packaging materials that we use in our products;

•	disruptions in our information technology systems, supply network, manufacturing and distribution facilities or our workforce or the workforce of our suppliers;

•	increases in operating costs, including labor costs, and our ability to manage our cost structure;

•	the incurrence of liabilities not covered by our insurance;

•	the loss of our foreign private issuer status;

•	the effects of reputational damage from unsafe or poor quality food products, particularly if such issues involve products we manufactured or distributed;

•	our failure to comply with, and liabilities related to, environmental, health and safety laws and regulations; and

•	changes in applicable laws or regulations.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 20-F, and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

PRICE RANGE OF OUR ORDINARY SHARES

Our Ordinary Shares are currently listed for trading on the NYSE under the symbol “NOMD”. Our Ordinary Shares began trading on the London Stock Exchange (the “LSE”) on April 15, 2014 and were traded on the LSE until April 20, 2015 when trading was halted through June 22, 2015 due to the announcement of the then-pending Iglo Acquisition. On January 12, 2016, Nomad Foods Limited (the “Company”) transferred its listing from the LSE to the NYSE. The following table sets forth the high and low reported sale prices of our ordinary shares as reported on the LSE and NYSE for the periods indicated:

	High	Low
Annual
2016 (January 5, 2016 – December 31, 2016)	$13.40	$6.40
2015 (April 1, 2015 – December 31, 2015) (2)	$23.11	$10.28
2014 (April 15, 2014-March 31, 2015)	$11.75	$9.75

Quarterly
2016
Fourth Quarter (October 1, 2016 – December 31, 2016)	$12.97	$9.00
Third Quarter (July 1, 2016 – September 30, 2016)	$12.39	$7.95
Second Quarter (April 1, 2016 – June 30, 2016)	$10.43	$7.85
First Quarter (January 1, 2016 – March 31, 2016) (1)	$13.40	$6.40

2015
Third Quarter (October 1, 2015 – December 31, 2015)	$17.40	$11.00
Second Quarter (July 1, 2015 – September 30, 2015)	$23.11	$15.50
First Quarter (April 1, 2015 – June 30, 2015) (2)	$22.10	$10.28

Most Recent Six Months
2017
March (through March 28, 2017)	$11.65	$10.40
February	$10.95	$10.17
January	$10.61	$9.61
2016
December	$9.86	$9.00
November	$12.44	$9.00
October	$12.97	$11.50
September	$12.39	$10.85

(1)	Issued trading on our Ordinary Shares began on the NYSE on January 5, 2016.
(2)	Trading in our Ordinary Shares was suspended on the LSE from April 20, 2015 through June 22, 2015 due to the announcement of the then-pending Iglo Acquisition.

On March 28, 2017, the closing price of our Ordinary Shares on the NYSE was $11.24. There is no public market for our Founder Preferred Shares and the Founder Preferred Shares will not be listed for trading on any exchange.

As of March 13, 2017, approximately 144,914,930 Ordinary Shares, representing approximately 79.6% of our outstanding Ordinary Shares, were held by approximately 3,385 United States record holders and all of our Founder Preferred Shares were held by 2 United States record holders.

OFFER STATISTICS AND EXPECTED TIMETABLE

The selling shareholders identified in this prospectus may from time to time sell up to 107,600,664 Ordinary Shares and 1,500,000 Founder Preferred Shares in one or more offerings pursuant to this prospectus. We have agreed with the selling shareholders to keep the registration statement of which this prospectus is a part effective until such time as all of the Shares covered by this prospectus have been disposed of pursuant to and in accordance with this registration statement.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of December 31, 2016. Because we will not be receiving any proceeds pursuant to the sale of any Shares by the selling shareholders, our capitalization table is not adjusted to reflect such sales. You should read the following table in conjunction with our financial statements, which are incorporated by reference into this prospectus.

(€ in millions)	As of December 31, 2016
Senior debt and other loans	964.2
Senior Secured Notes due 2020	500 .0

Total debt (1)	1,464.2

Equity:
Capital reserve	1,800.7
Founder Preferred Shares Dividend reserve	493.4
Other reserves	93 .4
Accumulated deficit	(485.0)

Total equity	1,902.5

Total capitalization	3,366.7

(1)	Figures exclude capitalized borrowing costs.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any Shares by the selling shareholders.

The selling shareholders will receive all of the net proceeds from the sale of any Shares offered by them under this prospectus. The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax, legal services or any other expenses incurred by the selling shareholders in disposing of these Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus.

DIVIDEND POLICY

We have not declared or paid any dividends on our Ordinary Shares since our inception on April 1, 2014, and have no current plans to pay dividends on our Ordinary Shares. The declaration and payment of future dividends to holders of our Ordinary Shares will be at the discretion of our board of directors and will depend upon many factors, including our financial condition, earnings, legal requirements, restrictions in our debt agreements and other factors deemed relevant by our board of directors. In addition, as a holding company, our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of their respective jurisdictions of organization, agreements of our subsidiaries or covenants under future indebtedness that we or they may incur.

The Founder Preferred Shares are entitled to receive an annual stock dividend based on the market price of our Ordinary Shares if such market price exceeds certain trading price minimums and to participate in any dividends declared on the Ordinary Shares.

SELLING SHAREHOLDERS

This prospectus covers the public resale of the Shares owned by the selling shareholders named below. Such selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the Shares owned by them. The selling shareholders, however, make no representations that the Shares will be offered for sale. The tables below present information regarding the selling shareholders and the Shares that each such selling shareholder may offer and sell from time to time under this prospectus.

Generally, the Ordinary Shares being registered by the selling shareholders represent Ordinary Shares issued (i) in our initial public offering in the United Kingdom in April 2014 to U.S. Persons (the “2014 Offering”), (ii) in a private placement that we completed in May 2015, (iii) in a private placement that we completed in July 2015, (iv) in connection with the Iglo Acquisition and the Findus Acquisition or (v) in settlement of the annual dividend amount payable to our founder entities pursuant to the terms of the Founder Preferred Shares. Ordinary Shares issued to non-U.S. Persons in the 2014 Offering and Ordinary Shares purchased by the selling shareholders on the London Stock Exchange are not restricted securities, are freely tradeable under the Securities Act and do not require registration hereunder.

Unless otherwise indicated, all information with respect to ownership of our Shares of the selling shareholders has been furnished by or on behalf of the selling shareholders and is as of March 15, 2017. We believe, based on information supplied by the selling shareholders, that except as may otherwise be indicated in the footnotes to the tables below, the selling shareholders have sole voting and dispositive power with respect to the Shares reported as beneficially owned by them. Because the selling shareholders identified in the tables may sell some or all of the Shares owned by them which are included in this prospectus, and because, except as set forth herein, there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the number of Shares available for resale hereby that will be held by the selling shareholders upon termination of this offering. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Shares they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling shareholders will sell all of the Shares owned beneficially by them that are covered by this prospectus, but will not sell any other Ordinary Shares that they presently own. However, we are not aware of any agreements, arrangements or understandings with respect to the sale of any of the Shares by any of the selling shareholders.

Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

The following table sets forth:

•	the name of each selling shareholder holding Ordinary Shares;

•	the number of Ordinary Shares beneficially owned by each selling shareholder prior to the sale of the Ordinary Shares covered by this prospectus;

•	the number of Ordinary Shares that may be offered by each selling shareholder pursuant to this prospectus;

•	the number of Ordinary Shares to be beneficially owned by each selling shareholder following the sale of the Ordinary Shares covered by this prospectus; and

•

the percentage of our issued and outstanding Ordinary Shares to be owned by each selling shareholder before and after the sale of the Ordinary Shares covered by this prospectus (based on 182,088,622 Ordinary Shares issued and outstanding as of March 28, 2017).

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to this Offering	Percent of Outstanding Shares Beneficially Owned Before Sale of Shares		Number of Shares Available Pursuant to this Prospectus	Number of Shares Beneficially Owned After Sale of Shares	Percent of Outstanding Shares Beneficially Owned After Sale of Shares

Alejandro San Miguel(1)	47,620		*	47,620	—		*
Alun Cathcart(2)(3)	47,500		*	47,500	—		*
Alyeska Master Fund, LP(4)	588,237		*	588,237	—		*
Alyeska Master Fund 2, LP(5)	411,763		*	411,763	—		*
Amos Weltsch(1)	22,474		*	22,474	—		*
Anupkumar Patel(1)	47,620		*	47,620	—		*
Benjamin Pass(1)	66,667		*	66,667	—		*
Berggruen Holdings North America Ltd.(6)	3,809,524	2.1		3,809,524	—		*
Berggruen Investments, Ltd.(7)	952,381		*	952,381	—		*
Birds Eye Iglo Limited Partnership Inc(8)	13,743,094	7.5		13,743,094	—		*
BlackRock, Inc.(9)(10)	2,063,408	1.1		2,063,408	—		*
Corvex Master Fund LP(11)	17,430,522	9.6		14,532,687	2,897,835	1.6
Guy Yamen(2)	47,500		*	47,500	—		*
Ionic Event Driven Master Fund Ltd(12)	1,510,258		*	92,910	1,417,348		*
JFI-SPAC, LLC(13)	30,734		*	30,734	—		*
Entities Affiliated with Kingdon Capital Management, L.L.C.
Kingdon Associates(14)	534,109		*	534,109	—		*
Kingdon Family Partnership, L.P.(14)	104,440		*	104,440	—		*
M. Kingdon Offshore Master Fund L.P.(14)	590,201		*	590,201	—		*
Entities Affiliated with Levin Capital Strategies, LP
Levcap Alternative Fund, LP**(15)	80,628		*	80,628	—		*
Neuberger Berman Absolute Return Multi Manager Fund**(15)	36,229		*	36,229	—		*
Neuberger Berman Absolute Return Multi Strategy UCITS Fund**(15)	9,566		*	9,566	—		*
Ulysses Offshore Fund, Ltd.(15)	25,835		*	25,835	—		*
Ulysses Partners, LP(15)	112,854		*	112,854	—		*
Lighthouse Pledgeco S.À R.L (16)	8,378,380	4.6		8,378,380	—		*
Lord Myners of Truro CBE(3)(17)	72,028		*	63,333	—		*
Mariposa Acquisition II, LLC(18)	5,691,208	3.1		5,691,208	—		*
Michael Fascitelli	28,572		*	28,572	—		*
Olidipoli Sprl(3)(19)	2,380,953	1.3		2,380,953	—		*
Pershing Square Funds(20)	33,333,334	18.3		33,333,334	—		*
Pope Trading, LLC(21)	505,677		*	505,677	—
Entities Affiliated with Putnam Investments
The International Investment Funds – Putnam Global Core Equity Fund**(22)	29,599		*	3,807	25,792		*

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to this Offering	Percent of Outstanding Shares Beneficially Owned Before Sale of Shares		Number of Shares Available Pursuant to this Prospectus	Number of Shares Beneficially Owned After Sale of Shares	Percent of Outstanding Shares Beneficially Owned After Sale of Shares
London Life Global Equity Fund 2.05L**(22)	150,105		*	11,808	138,297		*
Putnam Asset Allocation Funds – Putnam Dynamic Asset Allocation Balanced Fund**(23)	18,291		*	1,587	16,704		*
Putnam Asset Allocation Funds – Putnam Dynamic Asset Allocation Growth Fund**(23)	22,918		*	1,945	20,973		*
Putnam Global Equity Fund**(23)	482,479		*	38,523	443,956		*
Putnam International Growth Equity Trust**(22)	75,058		*	8,467	66,591		*
Putnam Investment Funds – Putnam International Growth Fund**(23)	120,017		*	15,088	104,929		*
Putnam Variable Trust – Putnam VT Global Asset Allocation Fund**(23)	1,031		*	154	811		*
Putnam Variable Trust – Putnam VT Global Equity Fund**(23)	98,850		*	8,261	90,589		*
Putnam Variable Trust – Putnam VT International Growth Fund**(23)	16,485		*	2,122	14,363		*
Seasons Series Trust (Sun America) – Asset Allocation: Diversified Growth Portfolio**(24)	937		*	126	811		*
Samlyn Offshore Master Fund, Ltd(25)	3,818,208	2.1		1,947,710	1,870,498	1.0
Samlyn Onshore Fund, LP(25)	1,484,800		*	967,890	516,910		*
Scott Sublett(1)	19,048		*	19,048	—		*
Sheffield International Partners Master, Ltd.(26)	2,610,563	1.4		150,000	2,460,563	1.4
Third Point LLC(27)	10,650,000	5.8		10,250,000	400,000		*
TOMS Acquisition I LLC(28) (29)	3,810,255	2.1		3,810,255	—		*
TOMS Capital Investments LLC(29)	1,880,953	1.0		1,880,953	—		*
Entities Affiliated with Twin Capital Management LLC
Twin Master Fund, Ltd.(30)	93,058		*	53,211	39,847		*
HFR ED Twin Securities Master Trust(31)	12,669		*	5,985	6,684		*
Lyxor/Twin Offshore Fund Limited(32)	10,871		*	8,656	2,215		*
P Twin Ltd.(33)	81,384		*	35,630	45,754		*

*	Denotes less than 1% of shares outstanding.
**	Denotes a selling shareholder that is affiliated with a broker-dealer. The selling shareholder has certified that it purchased the Ordinary Shares in the ordinary course of business and that, at the time of the purchase of the Ordinary Shares, it had no agreements or understandings, directly or indirectly, with any person to distribute the Ordinary Shares.
(1)	The address of the selling shareholder is c/o Toms Capital LLC, 450 W. 14th Street, 13th Floor, New York, NY 10014.

(2)	Includes 37,500 Ordinary Shares granted pursuant to a five-year option that expires on June 2, 2020 at a purchase price of $11.50 per share.
(3)	The address of the selling shareholder is c/o Nomad Foods Limited, No. 5 New Square, Bedfont Lakes Business Park, Feltham, Middlesex TW14 8HA.
(4)	The selling shareholder is a private fund controlled by its general partner, Alyeska Investment Group, LLC (the “General Partner”), which has appointed Alyeska Investment Group, L.P. (the “Investment Manager”) to act as its investment manager. Anand Parekh, the managing member of the General Partner and the sole member of the Board of Directors of the general partner of the Investment Manager, is the natural person with ultimate voting or investment control over the Ordinary Shares held by the selling shareholder. The address of the selling shareholder is c/o Alyeska Investment Group, L.P., 77 West Wacker Drive, 7th Floor, Chicago, IL 60601.
(5)	The selling shareholder is a private fund controlled by its general partner, Alyeska Fund 2 GP, LLC (the “General Partner”), which has appointed Alyeska Investment Group, L.P. (the “Investment Manager”) to act as its investment manager. Anand Parekh, the managing member of the sole member of the General Partner and the sole member of the Board of Directors of the Investment Manager, is the natural person with ultimate voting or investment control over the Ordinary Shares held by the selling shareholder. The address of the selling shareholder is c/o Alyeska Investment Group, L.P., 77 West Wacker Drive, 7th Floor, Chicago, IL 60601.
(6)	The selling shareholder is a direct subsidiary of Berggruen Holdings Ltd (“BHL”). All of the shares of BHL are owned by the Nicolas Berggruen Charitable Trust. The trustee of the Nicolas Berggruen Charitable Trust is Maitland Trustees Limited, a BVI corporation holding a Class II Trust License issued under the BVI Banks and Trust Companies Act, acting as an institutional trustee in the ordinary course of business with full control of BHL. The directors of Maitland Trustees Limited are C.C. Bird, A.H. Markham, S.H. McDiarmid, R.A. Quinn, and K.I. Brown. The address of the selling shareholder is c/o Berggruen Holdings Inc., 250 West 55th Street, Suite 13D, New York, NY 10019.
(7)	The person with voting or investment control over the Ordinary Shares held by Berggruen Investments Limited (“BIL”), the selling shareholder, is the director of BIL, namely Solon Director Limited, a Bahamas corporation with the sole purpose of acting as corporate director. The directors of Solon Director Limited are C.C. Bird and M.E. Solomon. All of the shares of BIL are owned by the NB Trust. The trustee of the NB Trust is Maitland Trustees (IOM) Limited, an Isle of Man corporation, acting as an institutional trustee in the ordinary course of business with full control of BIL. The directors of Maitland Trustees (IOM) Limited are C.C. Bird, A.H. Markham, S.H. McDiarmid, R.A. Quinn, and K.I. Brown. The address of the selling shareholder is c/o Berggruen Holdings Inc., 250 West 55th Street, Suite 13D, New York, NY 10019.
(8)	The selling shareholder, Birds Eye Iglo Limited Partnership Inc (“BEILP”), acts through its general partner, Liberator GP Limited (“Liberator”), which is held or controlled by the Permira Funds (as defined below) as follows: (i) 24.88% held by Permira Europe III L.P.1 (“P III 1”), whose general partner is Permira Europe III G.P. L.P. (“Permira III GP”); (ii) 71.80% by Permira Europe III L.P.2 (“P III 2”), whose general partner is Permira III GP; (iii) 0.94% by Permira Europe III GmbH & Co K.G. (“P III GmBH” and, together with P III 1 and P III 2, the “Permira Funds”), whose managing partner is Permira III GP. Permira III GP may be deemed to have investment powers and beneficial ownership with respect to Permira Funds’ interests in Liberator and Liberator’s interests in BEILP, in each case, by virtue of Permira III GP being general partner or managing partner, as applicable of both P III 1, P III 2 and P III GmBH and by virtue of co-investment arrangements between the entities comprising the Permira Funds, but disclaims beneficial ownership of such interests.

Permira III GP is managed by its general partner, Permira Europe III G.P. Limited (“P III Limited”). P III Limited in its capacity as general partner of P III GP and in its capacity as such may be deemed to have investment powers and beneficial ownership of the Permira Funds’ interests in Liberator and Liberator’s interests in BEILP, but disclaims beneficial ownership of such interests. P III Limited is owned by Permira Holdings Limited (“Permira Holdings”). Due to its ownership of P III Limited, Permira Holdings may be deemed to have investment powers and beneficial ownership of the Permira Funds’ interests in Liberator and Liberator’s interests in BEILP, but disclaims beneficial ownership of such interests.

Tom Lister, Kurt Björklund, Benoit Vauchy, Ulrich Gasse, Paul Cutts, Nigel Carey and Vic Holmes are directors of Permira Holdings, the parent company of P III Limited, and, as such, may be deemed to have beneficial ownership of the Permira Funds’ interests in Liberator and Liberator’s interests in BEILP. Each of the directors disclaims beneficial ownership of such interests. The address of the selling shareholder, acting through its general partner, Liberator, and its managing partner, Liberator Managing Partner Limited, is Trafalgar Court, St Peter Port, Guernsey.

(9)	The registered holders of 1,703,589 of the referenced shares are, respectively, BlackRock US Opportunities Fund, BlackRock Global Funds - US Small & MidCap Opportunities Fund, BlackRock US Opportunities Portfolio, a series of BlackRock Funds, BlackRock Global Opportunities Equity Trust, BlackRock International Growth and Income Trust, BlackRock International Opportunities Portfolio, BlackRock Global Opportunities Portfolio, BlackRock Global Opportunities V.I. Fund, Global Multi-cap Equity Fund B, International Multi-cap Equity Fund, BlackRock Global Funds - Global Opportunities Fund, and BlackRock Global Equity Fund - Higher Performance Portfolio. BlackRock, Inc. is the ultimate parent holding company of the investment adviser entities which manage the aforementioned funds. On behalf of such investment adviser entities, Ian Jamieson, as a managing director of such entities, has voting and investment power over 1,703,589 of the referenced shares. Ian Jamieson expressly disclaims beneficial ownership of all such shares. The address of the funds, the investment adviser entities and Ian Jamieson is 55 East 52nd Street, New York, NY 10055.

Ordinary Shares being registered for resale may not incorporate all shares deemed to be beneficially held by BlackRock, Inc.

(10)	The registered holders of 359,819 of the referenced shares are, respectively, Global SmallCap Portfolio of Managed Account Series, BlackRock Global SmallCap Fund, Inc., BlackRock Global Small Cap Fund and BlackRock Global Funds - Global Small Cap Fund. BlackRock, Inc. is the ultimate parent holding company of the investment adviser entities which manage the aforementioned funds. On behalf of such investment adviser entities, John Coyle (for the avoidance of doubt, not the John Coyle who is our director) and Murali Balaraman, as managing directors of such entities, have voting and investment power over 359,819 of the referenced shares. John Coyle and Murali Balaraman expressly disclaim beneficial ownership of all such shares. The address of the funds, the investment adviser entities and John Coyle and Murali Balaraman is 1 University Square Drive, Princeton, NJ 08540-6455.

Ordinary Shares being registered for resale may not incorporate all shares deemed to be beneficially held by BlackRock, Inc.

(11)	Corvex Master Fund LP (the “Fund”) is a Cayman Islands limited partnership, the general partner of which is controlled by Keith Meister. Corvex Management LP, a Delaware limited partnership (“Corvex Management”) whose general partner is controlled by Mr. Meister, serves as investment adviser to the Fund. Corvex Management and Mr. Meister may be deemed to beneficially own the Ordinary Shares held by the Fund. The address of the selling shareholder is c/o Corvex Management LP, 667 Madison Avenue, New York, NY 10065.
(12)	The natural persons with ultimate voting or investment control over the Ordinary Shares held by the selling shareholder are Bart Baum, Adam Radosti and Daniel Stone. Each of Messrs. Baum, Radosti and Stone disclaim beneficial ownership of the Ordinary Shares held by the selling shareholder except to the extent of their pecuniary interest therein. The address of the selling shareholder is c/o Ionic Capital Management LLC, 475 Fifth Avenue, 9th Floor, New York, NY 10017.
(13)	The natural person with ultimate voting or investment control over the Ordinary Shares held by the selling shareholder is J. Robert Small. The address of the selling shareholder is 152 W. 57th Street, 56th Floor, New York, NY 10019.
(14)	Kingdon Capital Management, L.L.C., a Delaware limited liability company (“Kingdon Capital Management”), serves as investment manager to the selling shareholder. In such capacity, Kingdon Capital Management may be deemed to have voting and discretionary power over the Ordinary Shares held by the selling shareholder. Mark Kingdon, the managing member of Kingdon Capital Management, is the natural person with ultimate voting or investment control over the Ordinary Shares held by the selling shareholder. The address of the selling shareholder is c/o Kingdon Capital Management, LLC, 152 West 57th Street, 50th Floor, New York, NY 10019.
(15)	The natural persons with ultimate voting or investment control over the Ordinary Shares held by the selling shareholder are Sam Hendel and John A. Levin. The address of the selling shareholder is c/o Levin Capital Strategies, LP, 595 Madison Ave, 17th Floor, New York, NY 10022.
(16)	The natural persons with ultimate voting or investment control over the Ordinary Shares held by the selling shareholder are William John Showalter, as class A manager and Claudia Dinis and Intertrust Management (Luxembourg) S.à r.l. as class B managers. One class A manager together with one class B manager, have control over the day to day affairs and management of the selling shareholder. The address of the selling shareholder is 6, rue Eugène Ruppert, L-2453 Luxembourg.
(17)	Includes 50,000 Ordinary Shares issuable pursuant to a five-year option that expires on June 2, 2020 at a purchase price of $11.50 per share. Excludes 11,136 Ordinary Shares issuable under currently outstanding equity awards issued under the Company’s Long Term 2015 Incentive Plan, all of which will vest on the earlier of (i) the date of the Company’s annual meeting of shareholders in 2017 or (ii) July 16, 2017.

(18)	Includes (i) 4,941,208 Ordinary Shares and (ii) 750,000 Ordinary Shares underlying Founder Preferred Shares. The natural person with ultimate voting or investment control over the Shares held by the selling shareholder is Martin E. Franklin. Mr. Franklin disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of the selling shareholder is 500 South Pointe Drive, Suite 240, Miami Beach, FL 33139.
(19)	The natural person with ultimate voting or investment control over the Ordinary Shares held by the selling shareholder is Stéfan Descheemaeker.
(20)	Pershing Square, as the investment adviser to Pershing Square, L.P., a Delaware limited partnership (“PSLP”), Pershing Square II, L.P., a Delaware limited partnership (“PSII”), Pershing Square International, Ltd., a Cayman Islands exempted company (“PSINTL”), and Pershing Square Holdings, Ltd., a limited liability company incorporated in Guernsey (“PSH” and together with PSLP, PSII and PSINTL, the “Pershing Square Funds”), may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares held by the Pershing Square Funds. As the general partner of Pershing Square, PS Management GP, LLC, a Delaware limited liability company (“PS Management”), may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares held by the Pershing Square Funds. By virtue of William A. Ackman’s position as the Chief Executive Officer of Pershing Square and managing member of PS Management, William A. Ackman may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares held by the Pershing Square Funds. The address of the Pershing Square Funds is c/o Pershing Square Capital Management, L.P., 888 Seventh Avenue, New York, NY 10019.
(21)	The natural person with ultimate voting or investment control over the Ordinary Shares held by the selling shareholder is Laurence Benedict. The address of the selling shareholder is 7284 West Palmetto Park Road, Boca Raton, FL 33496.
(22)	The selling shareholder’s account is managed, including dispositive and voting power over the Ordinary Shares, by The Putnam Advisory Company, LLC, which through a series of holding companies, is owned by Great-West Lifeco Inc., a publicly traded company. The natural persons with ultimate voting or investment control over the Ordinary Shares held by the applicable selling shareholder are the portfolio managers as follows: (i) The International Investment Funds - Putnam Global Core Equity Fund and London Life Global Equity Fund 2.05L: Richard Shepherd Perkins; and (ii) Putnam International Growth Equity Trust: Jeff B. Sacknowitz. The address of the selling shareholder is c/o Putnam Investments, One Post Office Square, Boston, MA 02109.
(23)	The selling shareholder is a mutual fund registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940, as amended, whose account is managed, including dispositive power over the Ordinary Shares, by Putnam Investment Management, LLC, which through a series of holding companies, is owned by Great-West Lifeco Inc., a publicly traded company. The natural persons with ultimate investment control over the Ordinary Shares held by the applicable selling shareholder are the portfolio managers as follows: (i) Putnam Investment Funds - Putnam International Growth Fund, Putnam Variable Trust - Putnam VT Global Asset Allocation Fund, Putnam Variable Trust - Putnam VT International Growth Fund, Putnam Asset Allocation Funds - Putnam Dynamic Asset Allocation Balanced Fund, and Putnam Asset Allocation Funds - Putnam Dynamic Asset Allocation Growth Fund: Jeff B. Sacknowitz; and (ii) Putnam Global Equity Fund and Putnam Variable Trust - Putnam VT Global Equity Fund: Richard Shepherd Perkins. The Board Policy and Nominating Committee of the board of trustees (consisting of John A. Hill, Kenneth R. Leibler, Robert E. Patterson, George Putnam, III, Paul L. Joskow, and Jameson A. Baxter ) of each selling shareholder has sole voting power over the shares of each selling shareholder. The address of the selling shareholder is c/o Putnam Investments, One Post Office Square, Boston, MA 02109.
(24)	The selling shareholder is a mutual fund registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940, as amended, whose account is managed, including dispositive power over the securities, by Putnam Investment Management, LLC, which through a series of holding companies, is owned by Great-West Lifeco Inc., a publicly traded company. The natural person with ultimate investment control over the Ordinary Shares held by the applicable selling shareholder is the portfolio manager, Jeff B. Sacknowitz. The address of the selling shareholder is c/o Putnam Investments, One Post Office Square, Boston, MA 02109.
(25)	The names of persons who have voting or investment control over the Ordinary Shares held by the selling shareholder are Samlyn Capital, LLC, and its manager, Robert Pohly. Mr. Pohly disclaims any such beneficial ownership of the Shares. The address of the selling shareholder is c/o Samlyn Capital, LLC, 500 Park Avenue, 2nd Floor, New York, NY 10022.
(26)	Sheffield Asset Management, L.L.C. (“Sheffield Asset Management”) serves as investment manager of the selling shareholder. The natural persons with ultimate voting or investment control over the Ordinary Shares held by the selling shareholder are Brian J. Feltzin and Craig C. Albert. The address of the selling shareholder is 900 N. Michigan Avenue, Suite 2000, Chicago, IL 60611.

(27)	Based upon a Schedule 13G/A filed on February 13, 2017 by the selling shareholder. Includes Ordinary Shares that Third Point LLC may be deemed to beneficially own by virtue of its position as investment manager or adviser to a variety of hedge funds and managed accounts. The natural person with ultimate voting or investment control over the Ordinary Shares held by the selling shareholder is Daniel Loeb. The address of the selling shareholder is 390 Park Avenue, New York, NY 10022.
(28)	Includes 750,000 Ordinary Shares underlying Founder Preferred Shares.
(29)	The natural person with ultimate voting or investment control over the Ordinary Shares held by the selling shareholder is Noam Gottesman. Mr. Gottesman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of the selling shareholder is c/o Toms Capital LLC, 450 W. 14th Street, 13th Floor, New York, NY 10014.
(30)	The natural person with ultimate voting or investment control over the Ordinary Shares held by the selling shareholder is David J. Simon. The address of the selling shareholder is c/o Twin Capital Management LLC, 250 West 55th Street, New York, NY 10019.
(31)	The natural person with ultimate voting or investment control over the Ordinary Shares held by the selling shareholder is John M. Klimek. The address of the selling shareholder is 65 Front Street, Hamilton, HM12, Bermuda.
(32)	The natural person with ultimate voting or investment control over the Ordinary Shares held by the selling shareholder is Mr.Daniele Spada. The address of the selling shareholder is A8 Esplanade, St Helier.
(33)	The natural persons with ultimate voting or investment control over the Ordinary Shares held by the selling shareholder are Dion Thompson, Bernard Kemp, Trinda Blackmore and Andrew Linford. The address of the selling shareholder is c/o Twin Capital Management, 250 West 55th Street, New York, NY 10019.

The following table sets forth:

•	the name of each selling shareholder holding Founder Preferred Shares;

•	the number of Founder Preferred Shares beneficially owned by each selling shareholder prior to the sale of the Founder Preferred Shares covered by this prospectus;

•	the number of Founder Preferred Shares that may be offered by each selling shareholder pursuant to this prospectus;

•	the number of Founder Preferred Shares to be beneficially owned by each selling shareholder following the sale of the Founder Preferred Shares covered by this prospectus; and

•	the percentage of our issued and outstanding Founder Preferred Shares to be owned by each selling shareholder before and after the sale of the Founder Preferred Shares covered by this prospectus (based on 1,500,000 Founder Preferred Shares issued and outstanding as of March 28, 2017).

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to this Offering	Percent of Outstanding Shares Beneficially Owned Before Sale of Shares	Number of Shares Available Pursuant to this Prospectus	Number of Shares Beneficially Owned After Sale of Shares	Percent of Outstanding Shares Beneficially Owned After Sale of Shares

Mariposa Acquisition II, LLC (1)	750,000	50	750,000	—	—
TOMS Acquisition I LLC (2)	750,000	50	750,000	—	—

(1)	The natural person with ultimate voting or investment control over the Founder Preferred Shares held by the selling shareholder is Martin E. Franklin. Mr. Franklin disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of the selling shareholder is 500 South Pointe Drive, Suite 240, Miami Beach, FL 33139.
(2)	The natural person with ultimate voting or investment control over the Founder Preferred Shares held by the selling shareholder is Noam Gottesman. Mr. Gottesman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of the selling shareholder is c/o Toms Capital LLC, 450 W. 14th Street, 13th Floor, New York, NY 10014.

Except for being holders of our securities listed in the tables above, none of the selling shareholders has had any position, office or other material relationship with us since our inception in April 2014, except for (i) Mariposa Acquisition II, LLC and TOMS Acquisition I LLC and TOMS Capital Investments LLC as described under the heading “Related Party Transactions” in our most recent Annual Report on Form 20-F, (ii) Pershing Square Capital Management L.P., of which our director, Brian Welch is a Partner, (iii) Birds Eye Iglo Limited Partnership Inc., an affiliate of Permira Advisors LLP, of which our former director John Coyle is a Partner, and (iv) Olidipoli Sprl, a company owned by our CEO and director Stéfan Descheemaeker.

The selling shareholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the Shares offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation.

Additional selling shareholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the tables above by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling shareholders will not be able to use this prospectus for resales until they are named in the tables above by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its Shares from holders named in this prospectus after the effective date of this prospectus.

PLAN OF DISTRIBUTION

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Shares or interests in Shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the Shares on any stock exchange, market or trading facility on which the Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such Shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of their Shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such Shares in the course of hedging the positions they assume. The selling shareholders may also sell Shares short and deliver these securities to close out their short positions, or loan or pledge the Shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the Shares offered by them will be the purchase price of such Shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from the resale of the Shares.

The selling shareholders also may resell all or a portion of their Ordinary Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the Shares therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Ordinary Shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Ordinary Shares offered by this prospectus.

EXPENSES

We estimate the fees and expenses to be incurred by us in connection with the resale of the ordinary shares in this offering, other than underwriting discounts and commissions, to be as follows:

SEC registration fee	$154,726	(1)
Legal fees and expenses	$50,000
Accounting fees and expenses	$18,750
Miscellaneous expenses	$20,000
Total	$243,476

(1)	Previously paid in connection with the filing of the Registration Statements.

All amounts are estimated except the SEC registration fee.

LEGAL MATTERS

The validity of the Shares offered by this prospectus was passed upon for us by Ogier, Tortola, British Virgin Islands. The Company has been advised on U.S. securities matters by Greenberg Traurig, P.A.

EXPERTS—PREDECESSOR AND SUCCESSOR

The financial statements of Nomad Foods Limited as of December 31, 2016 and for the twelve months ended December 31, 2016, at and as of December 31, 2015 and for the nine months ended December 31, 2015, and the twelve months ended March 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) as of December 31, 2016, incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2016, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Nomad Foods Europe Holdings Limited (previously known as Iglo Foods Holdings Limited) for the five months ended May 31, 2015 and for the year ended December 31, 2014, incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2016, have been so incorporated in reliance on the report of Pricewaterhouse Coopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPERTS—FINDUS

The consolidated carve-out financial statements for Findus Sverige AB as of and for the year ended September 30, 2015, September 30, 2014 and September 30, 2013, incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The current address of PricewaterhouseCoopers LLP is 1 Embankment Place, London, United Kingdom WC2N 6RH.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated and currently existing under the laws of the British Virgin Islands. In addition, certain of our directors and officers reside outside of the United States and most of the assets of our non-U.S. subsidiaries are located outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws.

In addition, uncertainty exists as to whether the courts of the British Virgin Islands would:

•	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in the British Virgin Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Ogier, Tortola, British Virgin Islands, that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the United States securities laws, would not be automatically enforceable in the British Virgin Islands. We have also been advised by Ogier that any final and conclusive monetary judgment for a definite sum obtained against us in United States courts would be treated by the courts of the British Virgin Islands as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

•	the British Virgin Islands courts had jurisdiction over the matter and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process;

•	the judgment given by the courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations;

•	the judgment was not procured by fraud;

•	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the British Virgin Islands court making such decision.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Our Memorandum and Articles of Association provides that we shall indemnify any of our directors, officers or anyone serving at our request as a director of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings or suits. If such person provides an undertaking to repay expense advances under certain circumstances, we shall pay any expenses, including legal fees, incurred by any such person in defending any legal, administrative or investigative proceedings in advance of the final disposition of the proceedings. If a person to be indemnified has been successful in defense of any proceedings referred to above, such person is entitled to be indemnified against all expenses, including legal fees, and against all judgments and fines reasonably incurred by such person in connection with the proceedings. We are required to indemnify a director or officer only if he or she acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. The decision of our board of directors as to whether the director or officer acted honestly and in good faith with a view to our best interests and as to whether the director or officer had no reasonable cause to believe that his or her conduct was unlawful, is in the absence of fraud sufficient for the purposes of indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that a director or officer did not act honestly and in good faith and with a view to our best interests or that the director or officer had reasonable cause to believe that his or her conduct was unlawful.

We have entered into Letters of Appointment with our directors pursuant to which we agreed to indemnify them against a number of liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director.

We have purchased and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity.

Item 9.	Exhibits

		Incorporation by Reference
Exhibit No.	Exhibit Description	Form	Exhibit No.	Period Covered or Date of Filing	Included in this Registration Statement

4.1	Registration Rights Agreement dated as of June 1, 2015 among Nomad Holdings Limited, Birds Eye Iglo Limited Partnership Inc, Mariposa Acquisition II, LLC, TOMS Acquisition I LLC, TOMS Capital Investments LLC and funds managed by Pershing Square.	F-1 (333-208181)	4.1	11/24/15

4.2	Indenture dated as of July 17, 2014 among Deutsche Trustee Company Limited, Deutsche Bank AG, London Branch, Deutsch Bank Luxembourg S.A., and Credit Suisse AG, London Branch and certain Iglo entities named therein.	F-1 (333-208181)	4.2	11/24/15

4.3	Specimen of ordinary share certificate of Nomad Foods Limited	F-1 (333-208181)	4.3	12/22/15

4.4	Specimen of preferred share certificate of Nomad Foods Limited	F-1 (333-209572)	4.4	02/17/16

5.1(a)	Opinion of Ogier with respect to certain of the ordinary shares	F-1 (333-208181)	5.1	12/22/15

5.1(b)	Opinion of Ogier with respect to certain of the ordinary shares and the founder preferred shares	F-1 (333-209572)	5.1	02/17/16

23.1	Consent of PricewaterhouseCoopers LLP (Predecessor and Successor)				X

23.2	Consent of PricewaterhouseCoopers LLP (Finuds)				X

23.3	Consent of Ogier (contained in Exhibits 5.1(a) and 5.1(b) herein)

24.1	Power of attorney (included on signature page)				X

Item 10.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information otherwise required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering; provided, however, that a post-effective amendment need not be filed to include financial statements and information otherwise required by Section 10(a)(3) of the Act or §210.3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby further undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the United Kingdom, on March 30, 2017.

NOMAD FOODS LIMITED

By:	/s/ Stéfan Descheemaeker
	Name:	Stéfan Descheemaeker
	Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Stéfan Descheemaeker, Paul Kenyon and Anja van Bergen-van Kruijsbergen, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stéfan Descheemaeker	Chief Executive Officer	March 30, 2017
Stéfan Descheemaeker	(Principal Executive Officer and Director)

/s/ Paul Kenyon	Chief Financial Officer	March 30, 2017
Paul Kenyon	(Principal Financial Officer and Principal Accounting Officer and Director)

/s/ Martin E. Franklin	Director	March 30, 2017
Martin E. Franklin

/s/ Noam Gottesman	Director	March 30, 2017
Noam Gottesman

/s/ Ian G. H. Ashken	Director	March 30, 2017
Ian G. H. Ashken

/s/ Jeremy Isaacs CBE	Director	March 30, 2017
Jeremy Isaacs CBE

/s/ Victoria Parry	Director	March 30, 2017
Victoria Parry

/s/ James E. Lillie	Director	March 30, 2017
James E. Lillie

/s/ Lord Myners of Truro CBE	Director	March 30, 2017
Lord Myners of Truro CBE

/s/ Brian Welch	Director	March 30, 2017
Brian Welch

/s/ Simon White	Director	March 30, 2017
Simon White

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement or amendment thereto in the United States, on March 30, 2017.

By:	/s/ Desiree DeStefano
Desiree DeStefano